Exhibit 99.B(d)(2)(b)

SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT
between
VICTORY PORTFOLIOS
and
VICTORY CAPITAL MANAGEMENT INC.

Dated July 29, 2016

	Name of Fund	Fee*	Last Approved	Must Be Approved By
1.	Victory Floating Rate Fund	0.65%	December 5, 2018	December 31, 2019
2.	Victory Global Natural Resources Fund	1.00%	December 5, 2018	December 31, 2019
3.	Victory Harvest Premium Absolute Fund	0.65%	December 5, 2018	December 31, 2020
4.	Victory Harvest Premium Bond Fund	0.45%	December 5, 2018	December 31, 2020
5.	Victory Harvest Premium Large Cap Equity Fund	0.55%	December 5, 2018	December 31, 2020
6.	Victory High Income Municipal Bond Fund	0.50%	December 5, 2018	December 31, 2019
7.	Victory High Yield Fund	0.60%	December 5, 2018	December 31, 2019
8.	Victory INCORE Investment Quality Bond Fund	0.50%	December 5, 2018	December 31, 2019
9.	Victory INCORE Low Duration Bond Fund	0.45%	December 5, 2018	December 31, 2019
10.	Victory Sophus Emerging Markets Fund	0.90%	December 5, 2018	December 31, 2019
11.	Victory Sophus Emerging Markets Small Cap Fund	1.25%	December 5, 2018	December 31, 2019
12.	Victory RS Global Fund	0.80%	December 5, 2018	December 31, 2019
13.	Victory RS Growth Fund	0.75%	December 5, 2018	December 31, 2019
14.	Victory RS International Fund	0.80%	December 5, 2018	December 31, 2019
15.	Victory RS Investors Fund	1.00%	December 5, 2018	December 31, 2019

	Name of Fund	Fee	Last	Name of Fund
16.	Victory RS Investors Fund	1.00%	December 5, 2018	December 31, 2019
17.	Victory RS Large Cap Alpha Fund	0.50%	December 5, 2018	December 31, 2019
18.	Victory RS Mid Cap Growth Fund	0.85%	December 5, 2018	December 31, 2019
19.	Victory RS Partners Fund	1.00%	December 5, 2018	December 31, 2019
20.	Victory RS Science and Technology Fund	1.00%	December 5, 2018	December 31, 2019
21.	Victory RS Select Growth Fund	1.00%	December 5, 2018	December 31, 2019
22.	Victory RS Small Cap Equity Fund	0.75%	December 5, 2018	December 31, 2019
23.	Victory RS Small Cap Growth Fund	0.95%	December 5, 2018	December 31, 2019
24.	Victory RS Value Fund	0.85%	December 5, 2018	December 31, 2019
25.	Victory Strategic Income Fund	0.60%	December 5, 2018	December 31, 2019
26.	Victory Tax-Exempt Fund	0.50%	December 5, 2018	December 31, 2019

* Expressed as a percentage of average daily net assets.  Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time.  In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

Current as of December 5, 2018

VICTORY PORTFOLIOS

By:	/s/ Christopher K. Dyer
Name:	Christopher K. Dyer
Title:	President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/s/ Michael D. Policarpo
Name:	Michael D. Policarpo II
Title:	Chief Operating Officer